Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement of Basic Care Networks, Inc. on Form S-1 of our report dated October 14, 2005, except for Note 8 dated February 10, 2006 and Note 7 dated              , 2006, with respect to our audit of the financial statements of Basic Care Networks, Inc., as of December 31, 2004 and for the period from December 10, 2004 (Date of Inception) through December 31, 2004, which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

Marcum & Kliegman LLP

After the execution of the firm commitment discussed in Note 7 to the financial statements of Basic Care Networks, Inc., we expect to be in a position to render the above consent.

/s/ Marcum & Kliegman LLP

New York, New York
February 12, 2006

We also consent to the use of our report dated May 20, 2005, except for Note 8, dated November 22, 2005, with respect to our audits of the combined financial statements of Choice Medical Group of Entities to be Acquired by Basic Care Networks, Inc.; our report dated March 24, 2005, except for Note 8 dated November 18, 2005, with respect to our audits of the financial statements of Grand Central Management Services, LLC; our report dated March 24, 2005, except for Note 8 dated November 18, 2005, with respect to our audits of the financial statements of United Healthcare Management, LLC; our report dated September 23, 2005, with respect to our audits of the combined financial statements of HMCA Managed Physical Medicine Centers Acquired by Health Plus Management Services, LLC; and our report dated June 30, 2005, except for Note 9 dated December 14, 2005, with respect to our audits of the combined financial statements of Texas Group of Entities to be Acquired by Basic Care Networks, Inc., included in the above Registration Statement and related Prospectus.

/s/ Marcum & Kliegman LLP

New York, New York
February 12, 2006